Exhibit 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANT

I consent to the incorporation by reference in the registration statements of Competitive Technologies, Inc. on Forms S-8 and the related prospectuses (No. 2-69835 and No. 33-87756) pertaining to the Key Employees' Stock Option Plan, on Form S-8 and the related prospectus (No. 33-10528) pertaining to the Key Employees' Stock Option Plan and the Directors' Stock Participation Plan, on Form S-8 and the related prospectus (No. 33-44612) pertaining to the Key Employees' Stock Option Plan, Directors' Stock Participation Plan and Employees' Common Stock Retirement Plan and on Form S-8 and the related prospectus (No. 33-48081) pertaining to Common Stock Purchase Warrants dated October 22, 1990 of my report dated April 2, 1996 on my audits of the consolidated financial statements of USET Acquisition Partners, L.P. and Subsidiaries as of July 31, 1995 and 1994 and for each of the three years in the period ended July 31, 1995, which report is included in this Current Report on Form 8-K/A.

                                        S/  Michael S. Levine, CPA
                                        Michael S. Levine, CPA

Monroe, Connecticut
April 11, 1996